UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 4, 2004


                        RADIO UNICA COMMUNICATIONS CORP.
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


                   001-15151                  65-00856900
           (Commission File Number) (IRS Employer Identification No.)


                    8400 NW 52nd Street, Miami, Florida 33166
          (Address of Principal Executive Offices, Including Zip Code)


                                 (305) 463-5000
              (Registrant's Telephone Number, Including Area Code)



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ITEM 2.  Acquisition or Disposition of Assets.

                  Radio Unica Communications Corp., together with certain of its subsidiaries (collectively, the "Company"), entered into a definitive asset purchase agreement (the "Purchase Agreement"), dated as of October 3, 2003 and amended as of January 22, 2004, with Multicultural Radio Broadcasting, Inc. ("Multicultural"). On February 4, 2004, pursuant to the Purchase Agreement, Multicultural purchased the Company's radio station group, and assumed certain liabilities related thereto, for a purchase price of approximately $149,000,000 in cash, subject to certain adjustments.

         The transactions contemplated by the Purchase Agreement were effectuated through a pre-packaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code. As previously disclosed, on December 23, 2003, the First Amended Joint Prepackaged Plan of Liquidation of Radio Unica Communications Corp. and its Affiliates (the "Plan") was confirmed by order (the "Confirmation Order") of the United States Bankruptcy Court for the Southern District of New York. The effective date of the Plan (the "Effective Date") was February 4, 2004. Except as otherwise provided in the Plan and in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article V of the Plan, the promissory notes, share certificates (including treasury stock), other instruments evidencing any claims or interests, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such interests shall be deemed canceled and of no further force and effect. The holders of or parties to such canceled notes, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.

         On February 4, 2004, pursuant to the Plan, the Company was consolidated into one legal entity. It is intended that the Company will be dissolved following the full liquidation and disposal of its remaining assets and completion of the distributions to the Company's creditors and shareholders as set forth in the Plan.

         A copy of the Purchase Agreement was filed as Exhibit 99.1 to the Company's Form 8-K filed October 6, 2003. A copy of the Confirmation Order, to which a copy of the Plan was annexed, was filed as Exhibit 99.1 to the Company's Form 8-K filed on January 7, 2004.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              RADIO UNICA COMMUNICATIONS CORP.


                              By:      /s/ Steven E. Dawson
                                       ------------------------------
                                       Name: Steven E. Dawson
                                       Title: Chief Financial Officer


   Dated: February 5, 2004